UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 31, 2022

Archer Aviation Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	83-2292321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Embarcadero Road Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-272-3233

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price $11.50 per share	ACHR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 31, 2022, the Archer Aviation Inc.’s (the “Company”) board of directors (the “Board”) increased the size of the Board from seven directors to eight directors and appointed Barbara J. Pilarski to fill the vacancy resulting therefrom, effective as of January 27, 2022. The Board has determined that Ms. Pilarski is an “independent director” as defined in the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules and regulations. Ms. Pilarski will serve on the Board’s Nominating and Corporate Governance Committee.

Barbara J. Pilarski, age 58, currently serves as Global Head of Business Development at Stellantis N.V. (“Stellantis”), a position she has occupied since March 2021. Prior to joining Stellantis, Ms. Pilarski was employed at FCA US LLC (“FCA”) since 2009, having served as Head of Business Development for the North America region from March 2019 to February 2021, Head of Human Resources for the North America region from September 2017 to March 2019, and Head of Business Development for the North America region from June 2009 to September 2017. Prior to her employment at FCA, Ms. Pilarski served in various business development and finance positions within Chrysler LLC, DaimlerChrysler Corporation, and Chrysler Corporation since September 1985. Ms. Pilarski is the Executive Sponsor of the Stellantis Women’s Business Resource Group, which is dedicated to pursuing the professional development and advancement of female employees. Ms. Pilarski also serves on the Finance Committee of the Board of Directors for Beaumont Health, southeastern Michigan’s largest healthcare system and as a Board Trustee for the Metro Detroit Youth Clubs, in addition to being a member of the Campaign Cabinet for United Way of Southeastern Michigan. Ms. Pilarski has a B.S. in Business Administration from Wayne State University and an M.B.A. from the University of Michigan.

There are no family relationships, as defined in Item 401 or Regulation S-K, between Ms. Pilarski and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or officers. There is no arrangement or understanding between Ms. Pilarski and any other persons pursuant to which Ms. Pilarski was selected as a director. Ms. Pilarski is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Pilarski has agreed to waive her director compensation with respect to her service as non-employee director until such time as she is no longer employed by Stellantis or any of its affiliates.

Ms. Pilarski has also entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.26 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 22, 2021 (File No. 001-39668).

A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated February 2, 2022

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Date: February 2, 2022
	By:	/s/ Andy Missan
	Name:	Andy Missan
	Title:	Chief Legal Officer